Exhibit 5.2

[SQUIRE, SANDERS & DEMPSEY L.L.P. LETTERHEAD]

November 25, 2009

The Bank of Kentucky Financial Corporation

111 Lookout Farm Drive

Crestview Hills, Kentucky 41017

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to The Bank of Kentucky Financial Corporation, a Kentucky corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”), relating to the proposed sale by the Company from time to time, in one or more series, of up to Fifty Million Dollars ($50,000,000) in aggregate principal amount of (i) its debt securities, which may be either senior debt securities (“Senior Debt Securities”) or subordinated debt securities (“Subordinated Debt Securities,” together with Senior Debt Securities, the “Debt Securities”), (ii) shares of its common stock, without par value (“Common Stock”), (iii) shares of its preferred stock (“Preferred Stock”), (iv) purchase contracts (“Purchase Contracts”) obligating holders to purchase from the Company and the Company to sell to holders a fixed or varying number of shares of Common Stock or Preferred Stock, (v) two or more securities offered in the form of a unit (collectively, the “Units”), (vi) warrants to purchase Debt Securities, shares of Common Stock or shares of Preferred Stock (the “Warrants”), and (vii) rights to purchase shares of Common Stock or Preferred Stock (the “Rights”).

The Debt Securities, Purchase Contracts, Units, Warrants and Rights are hereinafter collectively referred to as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and any supplements thereto.

In connection with the issuance of this opinion, we have examined such documents, including resolutions of the Board of Directors of the Company adopted on November 20, 2009 (the “Resolutions”), and have reviewed such questions of law, as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are

The Bank of Kentucky Financial Corporation

November 25, 2009

the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinion, we have relied upon certificates of officers of the Company and of public officials. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in each form incorporated by reference as exhibits to the Registration Statement.

Based on the foregoing, we are of the opinion that:

1. When the terms of the Debt Securities and their issuance and sale have been duly authorized by the Company and duly established in conformity with the applicable Indenture, and the Debt Securities have been duly executed, authenticated and delivered in accordance with the applicable Indenture against payment of the purchase price therefor, and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, the Debt Securities will constitute valid and binding obligations of the Company, subject to the right of a court of competent jurisdiction to make other equitable provisions to effectuate the subordination provisions set forth in the applicable Indenture.

2. When the terms of the Purchase Contracts and of their issuance and sale have been duly authorized by the Company, the Purchase Contracts have been duly authorized, executed and delivered by the parties thereto and such Purchase Contracts have been duly executed and delivered and issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, such Purchase Contracts will constitute valid and binding obligations of the Company.

3. When the terms of the Units and of their issuance and sale have been duly authorized by the Company, the applicable Units have been duly authorized, executed and delivered by the parties thereto and such Units have been duly executed and delivered and issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, such Units will constitute valid and binding obligations of the Company.

4. When the terms of the Warrants and of their issuance and sale have been duly authorized by the Company, the applicable warrant agreement has been duly authorized, executed and delivered by the parties thereto and such Warrants have been duly executed and delivered in accordance with the applicable warrant agreement and issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, such Warrants will constitute valid and binding obligations of the Company.

5. When the terms of the Rights and of their issuance and sale have been duly authorized by the Company, the applicable rights agreement has been duly authorized, executed and delivered by the parties thereto and such Rights have been duly executed and delivered in accordance with the applicable rights agreement and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, such Rights will constitute valid and binding obligations of the Company.

The Bank of Kentucky Financial Corporation

November 25, 2009

The opinions set forth above are subject to the following qualifications and exceptions:

(a) Our opinions set forth above are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors’ rights, (ii) the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law), and (iii) insofar as they relate to indemnification provisions, the effect of federal and state securities laws and public policy relating thereto.

(b) In rendering the opinions set forth above, we have assumed that, at the time of the authentication and delivery of a series of Securities, the Resolutions referred to above will not have been modified or rescinded, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Securities, the Registration Statement will have been declared effective by the Commission and will continue to be effective, none of the particular terms of a series of Securities will violate any applicable law and neither the issuance and sale thereof nor the compliance by the Company with the terms thereof will result in a violation of any agreement or instrument then binding upon the Company or any order or decree of any court or governmental body having jurisdiction over the Company.

(c) As of the date of this opinion, a judgment for money in an action based on a debt security denominated in a foreign currency or currency unit in a federal or State court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion into United States dollars of the foreign currency or currency unit in which a particular debt security is denominated will depend upon various factors, including which court renders the judgment. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a debt security would be required to render such judgment in the foreign currency or currency unit in which such debt security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

Our opinions expressed above are limited to the laws of the State of New York (which we have assumed, with your consent, will be chosen to govern the Securities) and the federal laws of the United States of America. Various issues pertaining to the laws of the Commonwealth of Kentucky, including the validity of the Common Stock and the Preferred Stock, are addressed in the opinion of Ziegler & Schneider, P.S.C., Covington, Kentucky, separately provided to you on even date herewith. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have assumed, with your consent, such matters.

We assume no obligation to revise or supplement the opinions rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision or otherwise. We express no opinion as to compliance with the “blue sky” laws of any jurisdiction and the opinions set forth herein are qualified in that respect.

The Bank of Kentucky Financial Corporation

November 25, 2009

We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Validity of Securities” contained in the Prospectus included therein.

Very truly yours,

/s/ Squire, Sanders & Dempsey L.L.P.